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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
First BancTrust Corporation

We have issued our report dated January 23, 2004 on the consolidated financial statements of First BancTrust Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003. We consent to the incorporation by reference into the Registration Statement on Form S-8 (No. _________) of First BancTrust Corporation of the aforementioned report.

/sig/ BKD, LLP
Decatur, Illinois
April 26, 2004